Exhibit 99.2

CRYOPORT INVESTOR CONFERENCE CALL

March 28, 2012

4:00 p.m. Eastern time / 1:00 p.m. Pacific time

Operator

•	Welcome and introduction

•	Instructions

Don Markley

Thank you. This is Don Markley with LHA. Thank you all for participating on today’s call, during which management will provide an update on CryoPort’s business and plans. Joining me from CryoPort is the company’s CEO Larry Stambaugh and CFO Robert Stefanovich.

If you would like to be added to an email distribution list to receive future news and information about CryoPort, please call LHA in Los Angeles at 310-691-7100, and ask for Narine.

Before we begin, I’d like to caution listeners that management will make comments during this call that include forward-looking statements within the meaning of federal securities laws. These statements are covered under the Safe Harbor Provisions of the Private Securities Litigation Reform Act, and involve material risks and uncertainties associated with CryoPort’s business that could cause actual results or events to be materially different from those stated or implied by these forward-looking statements. For a list and description of those risks and uncertainties, please see the company’s filings with the Securities and Exchange Commission.

CryoPort disclaims any intention or obligation to update or revise any financial projections or forward-looking statements whether as a result of new information, future events or otherwise. Furthermore, this conference call contains time-sensitive information and is accurate only as of the date of this live broadcast, March 28th, 2012.

With that said, I’d like to turn the call over to Larry Stambaugh. Larry.

Larry Stambaugh

Thanks, Don. Good afternoon and my thanks to each of you for joining us today.

The purpose of this call is to:

•	Provide as clear a picture as possible on our commercial activity, the lessons we learned over the past nine months, the progress we are making and our current outlook

•	Set appropriate financial expectations for the next few quarters, and to

•	Review other important changes and developments in our business

As background to this review, it is important to put the recent quarters and the current state of the company into the proper context, so you can better understand what has been accomplished to date and the changes that I will discuss today as we are going forward. We initiated our commercial launch approximately nine months ago when our full sales team was assembled and began making sales calls in the field. Since then we have learned a great deal about our potential customers – not only who they were, but their challenges, requirements and the complexity of their frozen shipping processes. We have been attempting to incorporate what we’ve learned as quickly as possible into our own business development, marketing and sales initiatives, recognizing that this is an ongoing process. Our key objectives in recent months have been to improve the targeting and selection of customer and industry targets, to focus our prospecting more tightly, and to increase the urgency for customer adoption. This has gone smoothly in many instances, but there has been some resistance to change internally. As a result, we have had to make some changes in the leadership of our commercial operation. These changes will advance our launch and set the stage for achieving our goals for the growth of CryoPort.

My intention today is to provide greater detail and granularity regarding the size of our sales pipeline, the profile of our customers, the anticipated pace of the shipping ramp-up, and a reasonable expectation of the ultimate level of shipping several of the customers could undertake over time. I’m able to do this now as we’ve had sufficient time in the field to give me more comfort and greater detail to project our next several quarters based upon customers with whom we are currently engaged in adoption and evaluation.

Also, let me remind you that as our fiscal year ends on March 31, we are about to end fiscal 2012. We will be discussing some fiscal year and fiscal 4Q 2012 financial results, and making some projections that are for fiscal 2013. We will also be discussing some operating figures, particularly that relate to number of customers, that compare calendar 2011 to calendar 2010. I just want to make sure we avoid any confusion on that.

Shipping Activity

In calendar year 2011 there were 172 different firms that conducted at least one frozen shipment with us, and this figure is about one and a half times higher compared with 71 firms in calendar 2010. The number of customers making 2 or more shipments was 62, compared with 29 in 2010; and the number of customers making 5 or more shipments was 28, compared with just 12 in 2010. So we are seeing growth in both the number of customers and the volume of shipments from those customers.

In the fourth quarter of fiscal 2012, which ends in just a couple days, the number of customers shipping with us was 116, which compares with 42 customers in the fourth quarter of fiscal 2011.

Please bear in mind when considering the number of firms we’re working with and the number evaluating our service – which I’ll discuss in a moment – that each and every customer has required multiple face-to-face visits and other contacts, as well as vetting us through various internal processes. That vetting process can take from weeks to months, and while we do our best to support the process, that is a customer internal function and we can’t do much to accelerate it. I’ll speak more to that topic in a moment.

Marketing/Business Development

Throughout the company, we are focused on building our customer base and increasing shipping volume.

During our initial launch we have been focused on several verticals. These have included central laboratories, contract research organizations, large pharmaceutical companies, biotechs, diagnostic companies and research institutions. I think it is important to again point out that this sales team has really only been in place for about nine months. Across the board, they are getting an extremely positive response to the CryoPort Express technology and service offering, and as such we are seeing our pipeline of potential customers continue to grow. Our sales directors have reported to me that they have never represented a service where the challenge is not getting prospects to agree with the value proposition and the need to adopt this solution, but rather with the process and time it takes to get to initial commercial shipments and subsequent ramp. Potential customers acknowledge that the CryoPort frozen shipping solution is an important advancement for managing and providing reliability for their frozen shipments and one that is needed more so today than ever before as the challenges of global shipping and biological drugs are the new standards.

Let me give you a breakdown of these verticals and the names of some of the companies that are either currently shipping or in the process of evaluation.

In the central lab space, where firms collect and transport clinical trial samples, we are already working with one of the leaders, ACM Global, which has been using us for their intra-laboratory shipments and will begin offering CryoPort Express to its customers this year. We are currently in the evaluation phase with 5 other leading central labs, including a request for proposal with one of the central labs.

The large Contract Research Organizations, which are engaged to run clinical trials on behalf of biotech and pharma companies, are another target market. We are in discussions with two of the largest CROs. We expect that our initial work with these companies will be their lab to lab shipments which I will talk about more later.

In the Biotech and Pharma vertical, we have selected firms that are in the evaluation process, including Pfizer, GlaxoSmithKline, Bristol-Myers Squibb and Novartis, and have begun and are in ongoing shipping with Sigma-Aldrich and ImClone, Genoptix, and BD BioSciences, among others.

Among the Diagnostic companies, we have begun working with Caris Life Sciences. Caris has added additional shipping sites during each of the first three months this calendar year, and we expect they will continue to add additional sites throughout the year. Caris has given us a model for working with diagnostic companies that we expect to replicate at other similar companies. Included in that process is the development of a combo package with our shipments to facilitate paperwork and ambient samples in the same package as the frozen samples. And we have validated the ability to gather samples at clinics over a five day period using the same dewar without adversely affecting the 10-day holding time of our dewar. We have also been told that the stability of our dewar has contributed to reliability of their diagnostics for cancer.

The fifth key vertical is Research Institutions, including some leading university hospitals. If anyone saw the 60 Minutes television report on stem cells back in January, you know that we were recommended to CBS News by Duke University as the highest standard in frozen shipping for life sciences. We have shipped for several researchers at several universities and research institutes, and will use those introductions to penetrate into the organizations throughout the remainder of the year.

As of our latest count, there are over 80 firms currently in process of evaluating CryoPort Express. Included in those companies that have adopted or are in the evaluation process, we have 35 companies that cumulatively would be projected to ultimately ship more than 15,000 shipments per month when fully adopted. I note, however, that it will take time for several of these companies to reach their full potential.

There are other target markets we have identified as early adopters, including the in vitro fertilization clinics, stem cell companies, cell lines and other expensive or fragile biologics. We are making an important shift in our marketing strategy to target these segments to a much greater degree during the coming quarters through inside sales programs and calling lists, web–based programs and strong sales materials using testimonials from current customers and industry leaders. The focus of our sales messaging will be about eliminating risk of cell viability and sample degradation during transportation. We are getting reports from our customers that we are making a significant difference in keeping their stem cells, diagnostic samples and other cells fully potent, and are improving the ability of samples to be used to detect important biomarkers.

Complexity and length of evaluation process

As I have spoken about at recent investment conferences, the evaluation and adoption process by our customers, regardless of their vertical, is lengthy and involves several of their internal departments. This is understandable for two reasons. First, the life sciences industry is highly regulated and requires deliberate changes to start new processes. Second, adoption of CryoPort Express is disruptive to the way they have conducted business for decades, and once they do adopt our service, they know it will be difficult, if not impossible, to go back to their old methods. So there are several parties within the organization that have to be sure they are doing the right thing. Therefore the on-boarding procedure involves several steps, including: an audit of our manufacturing process and refurbishing operations, test shipments to domestic and international locations; and review and sign-off by the R&D department, clinical directors, supply chain managers and the quality control team, among others.

For us, the downside is the length and complexity of the evaluation process. But the upside is more important – once we have the business, we just need to execute, and it is locked in for the long term.

Contribution of FedEx and DHL

The strength of CryoPort Express is underscored by our partnerships with two of the world’s leading transportation and logistics companies, FedEx and DHL.

The commercial relationship with FedEx is about a year old, and it has grown more slowly than we originally thought. We have been in joint conversations looking at the cumbersome process at FedEx of signing up customers, the barriers created by a separate web portal at FedEx for customers and the focus on prospecting for a CryoPort rep to close vs. FedEx closing prospects, among other things. We have worked with them on some changes to the business model that are just beginning to pay off. FedEx has recently increased the number of sales managers that are dedicated to placing CryoPort Express. They have also recently agreed to switch the order entry system so that it will place their customers directly into our Web portal through a FedEx looking page, which makes the process simpler and faster and provides better incentive to FedEx sales representatives. FedEx has introduced several new customers in the last few months that are beginning to ship with CryoPort, and we are working together on specific targets that we expect to adopt our joint solution this year. We continue to work with DHL to introduce our shipping solution to their customers and utilize their services, especially in markets in which they are designated as a preferred shipper by customers.

Fourth Quarter and Fiscal Year Results

While the fourth quarter is not quite complete, I can say with some certainty that the revenue for the quarter will be approximately $175,000 which is an increase of approximately 75 percent from the fourth quarter in fiscal 2011. For the full year, we will have revenue of about $554,000 up roughly 17% percent from fiscal 2011.

I’d like to be clear here that what I have articulated so far in this call about customers and customer momentum, and about pipeline momentum and near-term revenue is the whole of what CryoPort has stated publicly in terms of setting forward expectations. If any investor has expectations that are different from this or more specific than this, those expectations were set by someone outside the company and are not something we are beholden to. In an emerging business that is changing a long-entrenched, standard practice with a disruptive technology, visibility is limited. We will continue to establish expectations that are based on fact and actual experience.

Near-term Revenue Outlook

In the first couple quarters of fiscal 2013, it is our expectation that you can expect consistent but modest growth in revenue quarter-to-quarter.

Later in the year, I think the momentum from our pipeline will start to really kick in, and the growth rate will start to accelerate. Importantly, growth will continue to be occurring in two dimensions, as we have additional customers, and the current customers will be increasing their volume of shipments. More specifically we project that based on our sales pipeline and cash on hand we can achieve the next inflection point of cash flow positive in Spring 2013 without the need of an additional equity financing.

Customer Names

During the presentation today I have cited numerous customers and prospects by name. Frankly I have done so with some hesitancy due to recent experiences when I’ve given customer names and shareholders have subsequently called them to check on our progress and their satisfaction with our services. This has caused adverse reactions from some of our customers and, while they have reported high praise for our breakthrough solution to those shareholders, they have been annoyed by the calls. We prefer to have these customers be saved for referrals to other potential customers and not distracted by shareholders calling them to check on us. If I get more of this behavior in the future we will cease discussing specific customers. Shareholders can call CryoPort or LHA to discuss our business and we strive to be transparent in our dealings with you, but they should not be contacting our customers.

Turning now to some recent Management and team changes/additions

Earlier this month we announced that Mark Engelhart was let go from the position of chief commercial officer. We have conducted a search for a new CCO, and in the meantime I have been assuming those responsibilities. As I indicated earlier in this call there were certain shortfalls in leadership of the sales team including resistance to rapidly implementing several of the key lessons from our customer experience. I have made an offer to a candidate for the CCO position, and I anticipate naming a person to the sales leadership role in the near future. During the last few weeks I have been actively participating in sales meetings with our sales directors and have been participating in the strategies and tactics for current opportunities in which we are engaged, and others in which we are building the shipping volumes. We will also be adding two new sales persons, including a sales director for the San Francisco market, to replace a person who was let go due to lack of effective closing of business, and a sales director for the mid Atlantic region, to replace a person who was hired away from us by DHL.

We are also making important changes and additions to the board of directors. At the beginning of the month, a member of the board, Carlton Johnson, who had served for more than 2 years, announced his resignation. We have been actively interviewing candidates for a replacement for Carlton and potentially for an additional Board seat. We are pleased to announce today that we have added a new director, Stephen Wasserman to our board. Mr. Wasserman is a candidate recommended to us by a shareholder and comes with strong operations and financial experience in the life sciences industry and in successful new product launches. We anticipate adding an additional director in the future who matches the Company’s current status of a public company that is in commercial launch of a global logistics and temperature control solution.

Manufacturing/shipper inventory; and customer service

From a production and manufacturing standpoint, we continue to be well set for the growth we see coming. Current shipping capacity, based upon our current inventory of dewars, is over 7,000 shipments per month.

High Volume Shipper

At the beginning of the year we introduced our new high-volume shipper in response to customer demand, and we have already seen interest in and adoption by several customers based on its availability. This high-volume shipper allows us to address lab to lab shipments by central laboratories and larger customers whom are making shipments over 200 to 500 samples per shipment. This introduction has led to proposals to selected large companies to handle their inter lab business and prove to them our ability to handle these important intra company shipments.

We are also seeing good interest and growing demand in Europe. You may recall that in the fall we brought in a European sales director, Upinder Grewal, and then later in the year began a strategic relationship with MediRent BV in The Netherlands to provide us with our European depot providing a full range of services, including warehousing, shipping, receiving, refurbishing and recycling of the CryoPort shipping containers, as well as order entry, fulfillment, and client support. We have already shipped or received more than 80 shipments through this depot in 2012 and expect this to grow as we add the EU affiliates of US companies and EU based companies to our customers. We have recently gotten confirmation from a large European pharmaceutical company that they will begin shipping cell lines with us beginning at a few hundred shipments per month.

Industry and Market Environment and Outlook

I have talked in the past about the size of our frozen shipping market in the life science industry being a 400 to 500 million dollar market growing at a double digit percentage rate, especially internationally. That assessment is still valid, and all the factors driving that growth are still in place, from the increasing number of overseas clinical trials, to development of more biological drugs and drug therapies that require deep frozen transportation, to more recognition of the risk of maintain cell viability during transportation and monitoring of specimens temperatures in transit.

Market Acquisitions

An interesting development took place in our industry this month when one of our largest competitors, World Courier Group, was purchased by the pharmaceutical services firm, Amerisource Bergen, for $520 million in cash. World Courier had seen its shipping and logistics revenue grow by 100 percent over the last five years. I think it is a very positive statement about our market that a company like Amerisource Bergen, with $80 billion in worldwide revenue, sees World Courier as a key component to their international growth strategy. This purchase by a Fortune 27 Company follows the purchase of Marken a couple of years ago by one of the leading private equity firms in the world. These acquisitions confirm that smart investors see the tremendous growth and potential for this temperature control logistics industry.

That concludes my prepared remarks. And now, operator, I’m ready to take questions.

Operator

[Operator provides Q&A instructions]

While we are waiting for the people to queue up for questions, I’d like to mention that we will be presenting to institutional investors at the B. Riley Investor Conference in Los Angeles on May 21st

OK operator, I’m ready for questions.

Closing Remarks

OK, so in closing I want to thank you again for participating on this call, and for your continued support of our Company.

As I stated at the outset of the call, we are making some important changes to our business practices and to the commercial team that we believe will accelerate the growth of our business by focusing on better near-term opportunities and improving our ability to speed the pace of adoption.

We have a great opportunity to grow the business both in the near-term and over time, and I’m looking forward to reporting on our progress. Have a good afternoon.

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